                                                                    Exhibit 99.1

                             Joint Filer Information

Dates of Events Requiring           May 20, 2010
Statement:                          May 21, 2010

Issuer Name and Ticker or Trading
Symbol:                             Crosstex Energy, L.P. [XTEX]

Designated Filer:                   GSO Special Situations Fund LP

Other Joint Filers:                 GSO Capital Partners LP
                                    GSO Advisor Holdings L.L.C.

Addresses:                          The address of the principal business and
                                    principal office of each of GSO Special
                                    Situations Fund LP, GSO Capital Partners
                                    LP, and GSO Advisor Holdings L.L.C. is
                                    280 Park Avenue, New York, NY 10017.

Signatures:
Dated: May 25, 2010
                                    GSO Special Situations Funds LP

                                    By: /s/ Marisa Beeney
                                        -----------------------
                                    Name: Marisa Beeney
                                    Title: Authorized Person

                                    GSO Capital Partners LP

                                    By: /s/ Marisa Beeney
                                        -----------------------
                                    Name: Marisa Beeney
                                    Title: Authorized Person

                                    GSO Advisor Holdings L.L.C.

                                    By: /s/ Robert L. Friedman
                                        -----------------------
                                    Name: Robert L. Friedman
                                    Title: Authorized Person